                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SPRINGS INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------


    (Springs                 SPRINGS INDUSTRIES, INC.
Industries Logo)

                                              March 22, 2000

To Our Shareholders:

     On behalf of your Company's Board of Directors, we extend to you an invitation to attend the Annual Shareholders' Meeting to be held at the Baxter Hood Center at York Technical College, Rock Hill, South Carolina, on Monday, May 8, 2000. Directions are provided by the map on the reverse side of this statement.

     The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented. These matters include the election of Directors and ratification of the appointment of the Company's auditors.

     A copy of the 1999 Annual Report is included with this mailing.

     REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, WE URGE THAT YOU PARTICIPATE BY COMPLETING AND RETURNING YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED.

                                     /s/ Crandall C. Bowles

                                     Crandall C. Bowles
                                     Chairman and Chief Executive Officer

                            Springs Industries, Inc.
            205 North White Street, Fort Mill, South Carolina 29715

SPRINGS INDUSTRIES, INC.

205 North White Street
Fort Mill, South Carolina 29715

       ------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
       ------------------------------------------------------------------

TIME.......................  9:30 a.m. E.D.T. on Monday, May 8, 2000.

PLACE......................  The Baxter Hood Center at York Technical College
                             Rock Hill, South Carolina.

ITEMS OF BUSINESS..........  (1) To elect a Board of eleven Directors.

                             (2) To vote upon a resolution ratifying the
                                 appointment of Deloitte & Touche LLP as
                                 independent public accountants for the Company and its subsidiaries for fiscal year 2000.

                             (3) To transact such other business as may properly
                                 come before the Meeting and any adjournment thereof.

RECORD DATE................  Holders of Class A Common Stock and Class B Common
                             Stock of record at the close of business, March 17, 2000, are entitled to vote at the Meeting.

ANNUAL REPORT..............  The Annual Report of the Company for 1999, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING...............  It is important that your shares be represented and voted at the Meeting. Please MARK, SIGN, DATE, AND RETURN PROMPTLY the enclosed proxy card in the envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Meeting.

                                          By order of the Board of Directors,

                                          C. POWERS DORSETT
                                          Senior Vice President-General Counsel
                                          & Secretary

March 22, 2000

                                PROXY STATEMENT

                                 MARCH 22, 2000

PROXY SOLICITATION AND
GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of Springs Industries, Inc., (the Company) for use at the Annual Meeting of Shareholders (the Meeting) to be held on May 8, 2000, and at any adjournment thereof, at which shareholders of record at the close of business on March 17, 2000, shall be entitled to vote. This proxy statement and the proxy card are being mailed to shareholders on or about March 22, 2000.

     On the record date, 10,756,773 shares of Class A Common Stock and 7,155,363 shares of Class B Common Stock were outstanding (collectively referred to as Common Stock). The Class A Common Stock, which is entitled to one vote per share, and the Class B Common Stock, which is entitled to four votes per share, shall be voted together as a single class upon the items scheduled to come before the Meeting.

     In certain situations not expected to come before the Meeting, each class of Common Stock votes as a separate class. These situations include proposals to amend the Company's Articles of Incorporation that would change the number of authorized shares of Class A or Class B Common Stock, change the par value of either class, adversely alter or change powers, preferences or special rights of either class, or require class voting under South Carolina law. Also, in the case of certain business combinations involving the Company and persons or entities controlling or under common control with the Company, holders of Class B Common Stock would be entitled to cast only one vote per share.

     Solicitation of proxies other than by mail may be made by telephone, telegraph, or personal interview by officers and employees of the Company who will not be additionally compensated. The Company has engaged Corporate Investor Communications, Inc., (CIC) to make arrangements with brokers, nominees, fiduciaries, and other custodians for distribution of proxy materials to their principals and to solicit return of proxies from these institutions. The Company will reimburse these institutions for their expenses in accordance with the rules of the New York Stock Exchange and will pay CIC a fee of $4,500 plus reimbursement of reasonable expenses for its services. The cost of soliciting proxies for the Meeting will be borne by the Company.

     If a shareholder directs that a proxy be voted in a specific manner or specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specifications are made, shares represented by each proxy will be voted FOR the nominees for directors and FOR ratification of the appointment of Deloitte & Touche LLP. If any other matters or business should properly come before the Meeting (or any adjournment), the person or persons acting under the proxy will vote in accordance with his or their judgment. The Company is not aware of any other matters or business to be presented to the Meeting.

     Shareholders are reminded that they may, if qualified, present resolutions which, if proper for inclusion in next year's proxy statement, may be considered at the 2001 Annual Meeting. Any shareholder proposals so submitted must be received by the Company by November 21, 2000.

     Under South Carolina law and the Company's Articles of Incorporation, a quorum is required to conduct business at the Meeting. A quorum is the presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting. Abstentions, votes withheld from director nominees, and broker non-votes are counted for purposes of determining a quorum. If a quorum is present, the eleven nominees receiving the highest number of votes will be elected directors, and any other matter being voted on at the meeting will be approved if a majority of the votes cast by shareholders are voted in favor of approving or adopting such matter. Abstentions and broker non-votes are disregarded in tabulating voting results.

     It is important that your shares be represented at the Meeting. Therefore, please mark, sign, date, and return the enclosed proxy card promptly to ensure your shares will be voted. Your proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by voting in person at the Meeting.

DIRECTORS, NOMINEES, AND ELECTION OF DIRECTORS

     Pursuant to the Company's bylaws, the Board has established the number of directors of the Company to be eleven as of the date of the Meeting. Each of the nominees named below was elected as a director of the Company at last year's Annual Meeting, with the exception of Mr. William G. Kelley who was elected to the Board in February of this year. Each person has been nominated for election as a director to hold office until the next Annual Meeting of Shareholders and until a successor is duly elected and qualified.

     Shares represented by the enclosed proxy will be voted FOR the election of the nominees unless authority is withheld for all or any of the nominees. Although the Board of Directors does not contemplate that any of the eleven nominees named will be unavailable for election, if a vacancy should occur, the proxy will be voted for such substitute nominee or nominees as the Board of Directors may recommend, or the Board of Directors may reduce the size of the Board.

     Cumulative voting is permitted in the election of directors whereby each shareholder is entitled to cast the number of votes equal to (i) the number of votes to which his shares are entitled multiplied by (ii) the number of directors to be elected. A shareholder may give one nominee all of such votes or may distribute such votes among the nominees to be elected in such manner as he may desire.

     The following information is submitted respecting the nominees for election:

---------------------     JOHN F. AKERS, AGE 65, RETIRED CHAIRMAN AND CHIEF EXECUTIVE
---------------------     OFFICER OF INTERNATIONAL BUSINESS MACHINES CORPORATION. Mr.
---------------------     Akers served as chairman and chief executive officer of IBM
---------------------     from 1986 until his retirement in May 1993. A director of
---------------------     the Company since December 1993, Mr. Akers is also a
---------------------     director of Hallmark Cards, Inc., Lehman Brothers Holdings,
---------------------     Inc. (New York), The New York Times Company, PepsiCo., Inc.,
---------------------     and W. R. Grace & Co.
---------------------

---------------------     CRANDALL CLOSE BOWLES, AGE 52, CHAIRMAN, PRESIDENT, AND
---------------------     CHIEF EXECUTIVE OFFICER OF THE COMPANY. Mrs. Bowles served
---------------------     as executive vice president of the Company from April 1992
---------------------     until January 1997, when she became president and chief
---------------------     operating officer. She served in these positions until
---------------------     January 1, 1998, when she became chief executive officer.
---------------------     She was elected to the additional position of Chairman of
---------------------     the Board in April 1998. A director of the Company since
---------------------     1978, Mrs. Bowles is also a director of Deere & Company.

---------------------     JOHN L. CLENDENIN, AGE 65, CHAIRMAN EMERITUS OF BELLSOUTH
---------------------     CORPORATION. Mr. Clendenin served as chairman and chief
---------------------     executive officer of BellSouth from 1984 until December 1996
---------------------     and as chairman through December 1997. A director of Springs
---------------------     since 1990, Mr. Clendenin is also a director of Coca-Cola
---------------------     Enterprises Inc., Equifax Inc., Home Depot Inc., The Kroger
---------------------     Company, National Service Industries, Inc., Nabisco Group
---------------------     Holdings and Nabisco Holdings, Inc., Powerwave Technologies
---------------------     Inc., and Wachovia Corporation.

---------------------     LEROY S. CLOSE, AGE 49, PRESIDENT AND CHIEF EXECUTIVE
---------------------     OFFICER OF SANDLAPPER FABRICS, INC., A PRINTER AND CONVERTER
---------------------     OF TEXTILE FABRICS, SINCE 1986. A director of the Company
---------------------     since 1991, Mr. Close was a vice president of the Company's
---------------------     former Apparel Fabrics Division from 1983 to 1986. Mr. Close
---------------------     is a brother of Mrs. Bowles.
---------------------
---------------------
---------------------

---------------------     CHARLES W. COKER, AGE 66, CHAIRMAN OF SONOCO PRODUCTS
---------------------     COMPANY SINCE 1990. A director of Springs since 1977, Mr.
---------------------     Coker served as chief executive officer of Sonoco from 1976
---------------------     to 1998. Mr. Coker is also a director of Bank of America
---------------------     Corporation, Carolina Power & Light Company and Sara Lee
---------------------     Corporation.
---------------------
---------------------
---------------------

---------------------     WILLIAM G. KELLEY, AGE 54, CHAIRMAN, CHIEF EXECUTIVE OFFICER
---------------------     AND PRESIDENT OF CONSOLIDATED STORES CORPORATION, A
---------------------     SPECIALTY RETAIL COMPANY, SINCE 1990. Mr. Kelley became a
---------------------     director of Springs in February 2000.
---------------------
---------------------
---------------------
---------------------
---------------------

---------------------     JOHN H. MCARTHUR, AGE 65, DEAN OF THE FACULTY, HARVARD
---------------------     UNIVERSITY GRADUATE SCHOOL OF BUSINESS ADMINISTRATION, FROM
---------------------     1980 UNTIL HIS RETIREMENT IN 1995. Mr. McArthur presently
---------------------     serves as senior advisor to the president of the World Bank.
---------------------     A director of the Company since 1989, Mr. McArthur is also a
---------------------     director of AES Corporation, BCE Inc., Cabot Corporation,
---------------------     Columbia/HCA Healthcare Corporation, Glaxo Wellcome plc, KOC
---------------------     Holdings, A.S., and Rohm and Haas Company.
---------------------

---------------------     ALDO PAPONE, AGE 67, SENIOR ADVISOR, AMERICAN EXPRESS
---------------------     COMPANY, 1991 TO PRESENT. A director of Springs since April
---------------------     1993, Mr. Papone served as chairman and chief executive
---------------------     officer from 1989 to 1990, and as president and chief
---------------------     operating officer from 1985 to 1989, of American Express
---------------------     Travel Related Services Company, Inc. Mr. Papone served as a
---------------------     director of American Express Company from 1990 to 1998. Mr.
---------------------     Papone is also a director of Hyperion Solutions Corporation.
---------------------

---------------------     ROBIN B. SMITH, AGE 60, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
---------------------     OF PUBLISHERS CLEARING HOUSE. Ms. Smith served as president
---------------------     of Publishers Clearing House from 1981 to August 1996, when
---------------------     she was elected Chairman, and has served as its chief
---------------------     executive officer since 1988. Ms. Smith has served as a
---------------------     director of Springs since 1993 and is also a director of
---------------------     BellSouth Corporation, Kmart Corporation, Texaco, Inc., and
---------------------     two clusters of mutual funds administered by Prudential
---------------------     Investments Mutual Fund Management LLC.

---------------------     SHERWOOD H. SMITH, JR., AGE 65, CHAIRMAN EMERITUS OF
---------------------     CAROLINA POWER & LIGHT COMPANY. Mr. Smith served as chief
---------------------     executive officer of Carolina Power & Light from September
---------------------     1979 until October 1996, as chairman from 1980 to 1999, and
---------------------     as president from 1976 to 1992. A director of Springs since
---------------------     1991, Mr. Smith is still a director of Carolina Power &
---------------------     Light and is also a director of Wachovia Corporation and
---------------------     Nortel Networks Corp., and a trustee of Northwestern Mutual
---------------------     Life Insurance Company.

---------------------     STEWART TURLEY, AGE 65, RETIRED CHAIRMAN OF ECKERD
---------------------     CORPORATION. Mr. Turley served as chief executive officer of
---------------------     Eckerd Corporation from 1974 to February 1996, as its
---------------------     chairman from 1975 until February 1997, and as its president
---------------------     from 1974 to 1993. A director of Springs since 1984, Mr.
---------------------     Turley is also a director of MarineMax, Inc., Sprint Corp.,
---------------------     and Watermark Communities, Inc.
---------------------
---------------------

INFORMATION REGARDING THE BOARD OF DIRECTORS

     During 1999, the Company's Board of Directors held six meetings. The Company's ten non-employee Directors serve as the committee members of all committees with the exception of Messrs. Close, Kelley, and Papone who are not members of the Audit Committee. All Directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they serve during 1999. Except for the Audit Committee, the committees do not meet on a regular basis but only as circumstances require. The Audit Committee, which is responsible for review of the integrity of the Company's financial reporting, review of its internal controls and recommendation of independent auditors, met three times during 1999. The Management Compensation and Organization Committee met five times. This Committee approves the annual compensation of the Chief Executive Officer and has responsibility for approval of compensation arrangements for key executives, approval of executive compensation plans, evaluation of the Chief Executive Officer's performance, and ensuring management continuity and succession, including recommending a successor to the Chief Executive Officer in the event of a vacancy. During 1999, the Finance Committee, which is responsible for review of the Company's financial policies and planning, review of methods of financing and recommendations with respect to acquisitions and divestitures, and which has certain fiduciary responsibilities under benefit plans, met one time. The Committee on Directors and Corporate Governance which is responsible for making recommendations to the Board of Directors with respect to the governance of the Company and the Board, directors' compensation, nomination of candidates for director, and evaluation of the Board's performance, did not meet in 1999. This Committee will consider any recommendations made in writing by shareholders regarding possible candidates for the Board of Directors. Such recommendations should be directed to the Secretary of the Company.

EXECUTIVE OFFICER COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth a summary of compensation for the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION(1)             LONG-TERM COMPENSATION
                                                        ----------------------------   -------------------------------------
                                                                                                AWARDS
                                                                              OTHER    -------------------------   LONG-TERM
                                                                              ANNUAL   RESTRICTED                  INCENTIVE
NAME                  PRINCIPAL POSITION         YEAR    SALARY     BONUS      COMP      STOCK      OPTIONS/SARS    PAYOUTS
----                  ------------------         ----    ------     -----     ------   ----------   ------------   ---------
Bowles, C.C.    Chairman and                     1999   $569,170   $418,340     0          0                0         $0
                Chief Executive                  1998    540,000    137,700     0          0                0          0
                Officer                          1997    373,751    150,000     0          0           25,000          0
Dorsett, C.P.   Senior Vice                      1999   $256,936   $121,402     0          0           10,000         $0
                President -- General             1998    244,728     45,000     0          0            9,000          0
                Counsel & Secretary              1997    233,004     69,000     0          0           10,000          0
Easley, W.K.    Senior Vice                      1999   $239,232   $113,037     0          0           10,000         $0
                President                        1998    236,004     60,000     0          0           10,000          0
                                                 1997    227,751     67,000     0          0           10,000          0
Kelbley, S.P    Executive Vice                   1999   $338,672   $177,803     0          0           15,000         $0
                President                        1998    328,008     73,500     0          0           20,000          0
                                                 1997    314,086    125,000     0          0           15,000          0
O'Connor, T.P   Executive Vice                   1999   $325,136   $177,803     0          0           15,000         $0
                President                        1998    296,679     70,000     0          0           20,000          0
                                                 1997    283,257    100,000     0          0           15,000          0


                  ALL
                 OTHER
NAME            COMP(2)
----            -------
Bowles, C.C.    $52,289
                 53,572
                 47,184
Dorsett, C.P.   $51,919
                 21,525
                 37,508
Easley, W.K.    $50,966
                 22,066
                 35,640
Kelbley, S.P    $79,174
                 32,355
                 54,058
O'Connor, T.P   $78,909
                 28,672
                 45,858

---------------

(1) Includes amounts earned in fiscal year, regardless of whether deferred.

(2) Includes the following:

     (a) Company contributions to the Springs of Achievement Partnership Plan, which is a tax qualified profit sharing and savings plan in which a majority of the Company's associates participate. Amounts credited for 1999 are as follows:

                                                            PROFIT SHARING
                                             SAVINGS FUND   RETIREMENT FUND
                                             ------------   ---------------
Mrs. Bowles................................     $3,200          $8,074
Mr. Dorsett................................      3,200           8,074
Mr. Easley.................................      3,200           8,074
Mr. Kelbley................................      3,200           8,074
Mr. O'Connor...............................      3,200           8,074

     (b) For 1997 and 1999, credits to a contingent compensation plan. In this plan, amounts credited to the participant's account are contingent upon continued employment with the Company and vest at a rate of 10 percent per year until termination of employment. A participant's entire account, however, is fully vested upon retirement on or after age 65, death, or total disability. The account balance is adjusted each year by an adjustment factor which is equivalent to an interest rate selected by the

         Board's Management Compensation and Organization Committee. No amounts were credited during 1998 under this plan. Amounts credited for 1999 are as follows:

Mrs. Bowles................................................  $     0
Mr. Dorsett................................................   30,000
Mr. Easley.................................................   30,000
Mr. Kelbley................................................   50,000
Mr. O'Connor...............................................   50,000

(c) Credits to an excess benefit plan and a deferred compensation plan, which provide for credits equivalent to contributions under the Springs of Achievement Partnership Plan for deferred compensation and compensation in excess of limitations provided under the Internal Revenue Code. Amounts credited for 1999 are as follows:

Mrs. Bowles................................................  $41,015
Mr. Dorsett................................................   10,645
Mr. Easley.................................................    9,692
Mr. Kelbley................................................   17,900
Mr. O'Connor...............................................   17,635

OPTION TABLES

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS(1)
                                      -----------------------------
                                       NUMBER OF       % OF TOTAL                                GRANT DATE
                                       SECURITIES     OPTIONS/SARS                                VALUE(3)
                                       UNDERLYING      GRANTED TO     EXERCISE OR                GRANT DATE
                                      OPTIONS/SARS    EMPLOYEES IN    BASE PRICE    EXPIRATION    PRESENT
NAME                                   GRANTED(#)    FISCAL YEAR(2)     ($/SH)         DATE       VALUE($)
----                                  ------------   --------------   -----------   ----------   ----------
C.C. Bowles.........................          0        N/A                N/A          N/A          N/A
C.P. Dorsett........................     10,000         2%             $38.3125     12/14/2009    $129,800
W.K. Easley.........................     10,000         2               38.3125     12/14/2009     129,800
S.P. Kelbley........................     15,000         3               38.3125     12/14/2009     194,700
T.P. O'Connor.......................     15,000         3               38.3125     12/14/2009     194,700

---------------

(1) All of the grants were of nonqualified options, were granted at the market value on the date of grant, and have a term of ten years. The options generally become exercisable on the third anniversary of the date of grant.

(2) Based on options for 487,500 shares granted during 1999.

(3) The estimated grant date present values reflected in the above table are determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the values of the options include the following:

     - An exercise price on the options of $38.3125, equal to the fair market value of the underlying stock on the date of grant.

     - An option term of 10 years.

     - An interest rate of 6.24% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.

     - Volatility of 32.51% calculated using monthly stock prices for the 10-year period prior to the grant date.

     - Dividends at the rate of $1.32 per share representing the annualized dividends paid with respect to a share of Class A Common Stock at the date of grant.

     The ultimate values of the options will depend on the future market price of the Company's stock which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Class A Common Stock over the exercise price on the date the option is exercised.

     The following table provides information about options held by the named executive officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL-YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF                     VALUE OF
                                                            UNEXERCISED OPTIONS/        UNEXERCISED, IN-THE-MONEY
                                    SHARES                         SARS AT                   OPTIONS/SARS AT
                                   ACQUIRED                    FISCAL YEAR END             FISCAL YEAR END(1)
                                      ON       VALUE     ---------------------------   ---------------------------
              NAME                 EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                 --------   --------   -----------   -------------   -----------   -------------
Bowles, C.C......................      0         $0        41,000         27,500        $ 20,885       $  2,031
Dorsett, C.P.....................      0          0        54,000         31,000         290,706         79,188
Easley, W.K......................      0          0        54,000         32,000         290,706         86,000
Kelbley, S.P.....................      0          0        66,000         52,500         349,010        162,656
O'Connor, T.P....................      0          0        66,000         52,500         349,010        162,656

---------------

(1) Value is based on the difference between the closing market price of the underlying Class A Common Stock at December 31, 1999 ($39.9375), and the exercise or base price.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table provides information about awards of performance units under the Company's Incentive Stock Plan to the named executive officers.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN 1999 FISCAL YEAR

                                                          PERFORMANCE OR      ESTIMATED FUTURE PAYOUTS
                                                           OTHER PERIOD      UNDER NON-STOCK PRICE-BASED
                                           NUMBER OF          UNTIL                   PLANS(2)
                                         SHARES, UNITS,     MATURATION     -------------------------------
                 NAME                     OR RIGHTS(1)      OR PAYOUT      THRESHOLD    TARGET    MAXIMUM
                 ----                    --------------   --------------   ---------   --------   --------
Bowles, C.C............................      9,122           3 Years       $109,293    $364,310   $728,620
Dorsett, C.P...........................      2,746           3 Years         32,901     109,668    219,337
Easley, W.K............................      2,563           3 Years         30,708     102,360    204,720
Kelbley, S.P...........................      3,958           3 Years         47,422     158,073    316,145
O'Connor, T.P..........................      3,713           3 Years         44,486     148,288    296,576

---------------

(1) The number of performance units stated in the table is based on achievement of target. The number of performance units which can be earned is based on total shareholder return over a three-year performance cycle as compared to the Standard & Poor's 500. Achievement at the 30th percentile of these companies will result in payment of the threshold amount. The number increases proportionately up to a maximum award at the 90th percentile. No payment is made if achievement is less than the 30th percentile.

(2) The value of units which can be earned is based on the fair market value of the Company's Class A Common Stock at the last day of the performance period, which is December 29, 2001, or, if greater, at the first day of the performance period, which is January 3, 1999. The amount of estimated future payout is based on the Class A Common Stock closing price at December 31, 1999, of $39.9375.

RETIREMENT PLANS

     In 1996 the Board of Directors adopted a Supplemental Executive Retirement Income Plan for certain executives who are designated as participants by the Management Compensation and Organization Committee. Target benefit amounts payable under the Plan are reduced by one half of social security benefits and by the equivalent value of (i) profit-sharing and Company matching benefits payable under the Company's Springs of Achievement Partnership Plan and Deferred Compensation Plan, (ii) benefits under the Company's Excess Benefit Plan and Contingent Compensation Plan, and (iii) certain deferred compensation attributable to a defined benefit plan previously maintained by the Company. The years of credited service as of January 1, 2000, for the named executive officers who participate in this Plan are as follows: Mrs. Bowles, eight years; Mr. Dorsett, nine years; Mr. Easley, 34 years; Mr. Kelbley, eight years; and Mr. O'Connor, 31 years. The following table sets forth target benefit amounts payable (before the reductions described above) in the form of a straight-life annuity beginning at age 62 for various levels of final average compensation and years of service:

                               PENSION PLAN TABLE

                              YEARS OF SERVICE
 FINAL AVERAGE    -----------------------------------------
COMPENSATION(1)      10         15         20         25
------------      -----------------------------------------
  $  300,000      $ 72,000   $108,000   $144,000   $180,000
     500,000       120,000    180,000    240,000    300,000
     700,000       168,000    252,000    336,000    420,000
     900,000       216,000    324,000    432,000    540,000
   1,100,000       264,000    396,000    528,000    660,000

---------------

(1) Final average compensation means the average of salary and bonus (which are shown in the Summary Compensation Table) paid or earned for the five years of the last ten years of employment that provide the highest average.

MANAGEMENT COMPENSATION AND ORGANIZATION COMMITTEE REPORT

     This report describes the compensation policies of the Management Compensation and Organization Committee (the Compensation Committee) applicable to the executive officers of the Company named in the Summary Compensation Table, including the specific relationship of corporate performance to compensation of executive officers for 1999. The report also discusses the 1999 compensation of Mrs. Bowles, the Company's Chief Executive Officer.

Compensation Philosophy

     The Company's executive compensation program is linked to corporate performance and return to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's stock price. To allow monitoring of the strategy, a benchmark of median compensation levels for median performance is used. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and shareholder interests through equity-based plans, and to provide a compensation program that recognizes individual contributions as well as overall business results.

Management Compensation and Organization Committee

     The Compensation Committee is composed of the Company's ten non-employee directors and is responsible for approval of compensation arrangements for key executives and executive compensation plans. The Compensation Committee reviews compensation recommendations from the chief executive officer for executive officers who report to the chief executive officer, including those officers named in the Summary

Compensation Table. The Committee also approves Mrs. Bowles' salary following the Committee's review of her performance.

     The Compensation Committee periodically conducts reviews of the Company's executive compensation program. These reviews have included reports from independent compensation consultants assessing the effectiveness of the Company's compensation program and comparing the Company's executive compensation to peer groups of public corporations recommended by the consultants. In making comparisons, the primary consideration is the competitiveness of the Company's annual and long term components of compensation. The compensation reviews permit an ongoing evaluation of the link between the Company's performance and its executive compensation as compared to the compensation programs of other similarly positioned companies. Additionally, in 1998, the Committee met with an independent compensation consultant to review the Company's annual incentive program.

Compensation Program

     The Company's compensation program reflects a weighting of annual base salary and bonuses (the Annual Component) and equity-based incentives (the Long-Term Component). For 1999, annual bonuses were based solely on the achievement of a specific corporate financial target for certain of the Company's executive officers, but individual performance was also considered for some of the executive officers.

     (1) Annual Component: Base Salary and Annual Bonus

     Base Salary: Base salaries for executive officers are determined with reference to a salary grade level for each job. These levels are determined by evaluating the responsibilities of each position and comparing it with other comparable executive officer positions in the marketplace. Salary adjustments for executive officers are currently made in twelve-month intervals under the Company's compensation policy. The amount of adjustment is determined by the Compensation Committee for all executive officers who report to the Chief Executive Officer within specified limits adopted for all Company associates. The Committee bases its determination upon the Chief Executive Officer's evaluation of each executive officer's personal performance. The base salaries of the named executive officers generally are at or less than the midpoint of comparable positions at those companies within the compensation peer group. Increases in base salary for the named executive officers in 1999 were based on subjective evaluations of individual performance as well as the need to maintain salaries at competitive levels.

     Annual Bonus: Executive bonuses in 1999 were earned pursuant to the Company's Achievement Incentive Plan (the AIP). For executive officers, the AIP for 1999 links compensation to the performance of the Company as measured by specific corporate financial targets and, for certain executive officers, by individual personal performance also. The maximum bonuses range from 80% to 140% of annual base salary depending on the executives' salary grades.

     (2) Long-Term Component

     To align shareholders' and executive officers' interests, the Company's compensation program includes long-term compensation in the form of performance unit awards and stock options. The value of these awards is related to the value of Company common shares. These awards are made under the Company's Incentive Stock Plan.

     As described in the footnotes to the table entitled "Long-Term Incentive Plans -- Awards in 1999 Fiscal Year" on page 7, performance units are granted in three-year cycles. If the value of the units earned by all participants is less than $500,000, then the amount earned is paid in cash; otherwise one-half of any units earned are paid in cash based on the higher of the fair market value, as defined in the Incentive Stock Plan, of the Class A Common Stock on (i) the first day of the performance cycle or (ii) the last day of the performance cycle and the other one-half is credited as deferred stock, which is subject to an additional two-year vesting period. To determine the number of units earned, performance is measured by ranking the Company's total shareholder return over the three-year cycle within the total shareholder returns of the companies included in the Standard & Poor's 500 Index. No payment is made for performance below the 30th percentile of the S&P 500 group, and the maximum payment is made at the 90th percentile. The Company's total shareholder return for the three-year period ending in 1999 did not reach the 30th percentile, and consequently no payment was made for that cycle.

     As a result of a review of the long-term compensation component of the compensation peer group which revealed that the value of the long-term incentive compensation of the Company's executive officers was generally below the median of the compensation peer group, a program of option grants was established in 1993 in addition to grants of performance units. Option grants were made in 1999 pursuant to this program.

CEO Compensation

     Under the Compensation Committee's policy regarding CEO compensation, over one-half of Mrs. Bowles' compensation opportunity is at risk based on the Company's performance. Mrs. Bowles' salary rate was increased effective in March 1999 as a result of the Committee's evaluation of her performance and because of her low base compensation relative to the median of her peer group. The Committee also considered her performance in prior years. With respect to the Long-Term Component of the compensation program, the Compensation Committee granted performance unit awards in 1999 to Mrs. Bowles under the Incentive Stock Plan as disclosed in the table on page 7.

     Mrs. Bowles' AIP bonus for 1999 was based on the Company's achievement of the corporate financial target as described on page 9.

     The Compensation Committee has concluded that Mrs. Bowles' performance warrants the compensation for 1999 as reflected in the Summary Compensation Table on page 5.

     The Compensation Committee has considered the limitations on deductibility of certain compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee's current policy is to assure that all compensation is deductible under Section 162(m) when paid.

               Management Compensation and Organization Committee

                                  C. W. Coker, Chairman
                                  J. F. Akers
                                  J. L. Clendenin
                                  L. S. Close
                                  W.G. Kelley
                                  J. H. McArthur
                                  A. Papone
                                  R. B. Smith
                                  S. H. Smith, Jr.
                                  S. Turley

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Leroy S. Close, a member of the Compensation Committee, is president and chief executive officer of Sandlapper Fabrics, Inc., which received payments from the Company in 1999 totaling $297,214 for printed fabric and printing services. Additionally, Mr. Close was a divisional officer of the Company from 1983 to 1986 and is affiliated with Kanawha Insurance Company, which received $4.52 million in 1999 for administrative services provided to the Company's self-funded medical plan and for group life insurance premiums, and with The Springs Company and affiliated or related entities, which received $46,799 from the Company for rent, reimbursement of property taxes on the Founder's House, railroad track maintenance, and miscellaneous goods and services, and which paid the Company $38,350 in 1999 for administrative, maintenance, and courier services. These transactions are also described on pages 14-15 under the caption "Transactions with Certain Persons."

PERFORMANCE GRAPH

Comparative Five-Year Total Returns*
Springs Industries, Inc., S&P 500, Peer Group

Year               Springs          S&P               Peer

Dec. 94            100.00           100.00            100.00
Dec. 95            115.50           137.58            121.35
Dec. 96            123.53           169.17            137.70
Dec. 97            153.35           225.60            137.51
Dec. 98            125.98           290.08             95.93
Dec. 99            126.07           351.12            100.37


     Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Company's Class A Common Stock, S&P 500, and Peer Group.
---------------
* Cumulative total return assumes reinvestment of dividends.

     The peer group is composed of those fifty S&P 500 companies with market capitalizations closest to the Company's as of the beginning of the Company's 1999 fiscal year, which the Compensation Committee believes is the most representative group for purposes of comparing the Company's shareholders' return. The Compensation Committee believes a representative group of reporting companies cannot be identified in the same industry or lines of business as the Company and that published industry indexes are not representative of the Company and its lines of business. See Exhibit A for a list of companies in the Peer Group and for a list of companies in last year's Peer Group which are not included in this year's Peer Group.

DIRECTORS' COMPENSATION

     Directors who are not employees of the Company (Outside Directors) receive an annual cash retainer of $24,000 and, as described below, restricted shares of the Company's Class A Common Stock under the Company's Restricted Stock Plan for Outside Directors (the Directors' Restricted Stock Plan) equal in value to the cash retainer received during the preceding year. In addition, each Outside Director receives a fee of $2,500 for attendance at each special meeting of the Board and $1,000 for each special meeting conducted by telephone. Chairmen of Board Committees each receive an additional annual fee of $3,000.

     Under the terms of the Directors' Restricted Stock Plan, each Outside Director receives an annual grant of shares of Class A Common Stock (Restricted Shares) as of the day before each annual meeting of shareholders having a market value equal to the annual cash retainer fee earned by the director for the preceding year. The shares are subject to forfeiture and restrictions on transfer and become vested upon the termination of the Outside Director's service on the Board on account of (i) retirement in compliance with the Board's mandatory retirement policy; (ii) failure to be reelected; or (iii) death or disability. In addition, the restriction period may end with the approval of the Board on a case-by-case basis if an Outside Director terminates his or her service as a member of the Board (i) for reasons of personal or financial hardship; (ii) to serve in any governmental, diplomatic or any other public service position or capacity; (iii) to avoid or protect against a conflict of interest; (iv) on the advice of legal counsel; or (v) as a result of any other extraordinary circumstances that the Board determines to be comparable to the foregoing.

     Upon the completion of the restriction period, all Restricted Shares granted to an Outside Director and any distributions thereon retained by the Company during the restriction period become vested. If an Outside Director leaves the Board for any reason other than as set forth above, then all Restricted Shares issued to such Outside Director would be forfeited to the Company.

     An Outside Director may elect deferral of compensation, including the Restricted Shares, under the Company's Deferred Compensation Plan for Outside Directors. Under this plan, amounts deferred are (i) held as units equivalent to the Company's Class A Common Stock and credited with additional units equal to the number of shares which could be purchased with dividends paid on an equivalent number of shares of Class A Common Stock, or (ii) credited to an interest account which is credited quarterly with interest equal to the "yield-to-worst" rate on The Lehman Brothers Corporate Long-Term Baa Index.

     Three directors have a deferral account under an Outside Directors COLI Deferred Compensation Plan related to fees earned during the four-year period ending April 1990. Those accounts are credited with interest at an annualized rate equal to Moody's Seasoned Corporate Bond Yield Index, plus 2% to age 55 and plus 4% thereafter and are paid out when Board service ends.

     Credits under the COLI Plan and the Deferred Compensation Plan are only contractual obligations of the Company and create no rights superior to other unsecured, general creditors.

     During 1999, Mr. Papone provided consulting services to the Company for which he was paid $58,000. These services included meetings and consultations with the Company's Market Strategy Group regarding consumer advertising and contacts with the Company's primary advertising agency. In addition, Mr. Papone reviewed certain of the Company's advertising programs and consumer packaging. Mr. Papone will provide similar services in 2000 and has been paid a retainer of $50,000. The retainer may be adjusted depending on the extent of consulting services provided in 2000.

RATIFICATION OF APPOINTMENT OF PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee of the Board of Directors, the Board has appointed Deloitte & Touche LLP (Deloitte) as independent certified public accountants for the Company to audit the consolidated financial statements of the Company and its subsidiaries for the 2000 fiscal year.

     Deloitte has acted for the Company in this capacity since 1940. Its representatives will attend the Meeting, will be given the opportunity to make a statement if they desire, and will respond to questions directed to them relating to their audit or to the Company's financial statements.

     The Company's Board of Directors recommends ratification of the appointment of Deloitte as independent certified public accountants for the Company to audit the consolidated financial statements of the Company and its subsidiaries for the 2000 fiscal year. If a majority of the votes cast at the Meeting, in person or by proxy, should not approve such appointment, the Audit Committee and the Board of Directors of the Company will reconsider the appointment of independent certified public accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AS OF FEBRUARY 18, 2000:

                                       CLASS A             CLASS B       PERCENT OF
NAME                            COMMON STOCK(1)(2)(3)    COMMON STOCK     CLASS B
----                            ---------------------    ------------    ----------
DIRECTORS & NOMINEES
J. F. Akers...................           3,491
C. C. Bowles..................          84,972(4)           135,600(5)      1.9%
J. L. Clendenin...............           3,927
L. S. Close...................           7,727               73,305(5)      1.0%
C. W. Coker...................           5,227
W.G. Kelley...................               0
J. H. McArthur................           3,727
A. Papone.....................           3,841
R. B. Smith...................           3,041
S. H. Smith, Jr...............           3,911
S. Turley.....................           4,727
EXECUTIVE OFFICERS
C. P. Dorsett.................          67,552(4)
W. K. Easley..................          68,702(4)
S. P. Kelbley.................          84,830(4)
T. P. O'Connor................          87,725(4)
All Directors, Nominees and
  Executive Officers as a
  Group.......................         466,042(4)           208,905         2.9%

---------------

(1) Each of the persons named holds less than 1% of the Class A Common Stock. All Directors, Nominees, and Executive Officers as a Group hold 4.3% of the Class A Common Stock.

(2) Includes shares held under the Outside Directors' Restricted Stock Plan as follows: Mr. Akers, 2,491; Mrs. Bowles, 487; Messrs. Clendenin, Close, Coker, McArthur, and Turley, 3,727 each; Mr. Papone and Ms. Smith, 2,841 each; and Mr. Smith, 3,411. The directors have sole voting power as to these shares but do not have investment power until lapse of restrictions on the restricted shares.

(3) Includes shares held in the Springs of Achievement Partnership Plan as follows: Mrs. Bowles, 292; Mr. Dorsett, 639; Mr. Kelbley, 643; and Mr. O'Connor, 641. These persons have sole voting and investment power as to these shares.

(4) Includes beneficial ownership of Class A Common Stock that may be acquired within 60 days pursuant to stock options awarded under the Incentive Stock Plan as follows: for Mrs. Bowles, 68,500; Mr. Dorsett, 66,000; Mr. Easley, 66,000; Mr. Kelbley, 83,500; and Mr. O'Connor, 83,500.

(5) See text under the caption "Close Family Ownership" on page 14 for additional information about ownership of Class B Common Stock.

Close Family Ownership

     Mrs. Bowles and Mr. Close are members of the Close family which, together with certain related entities, owns as of February 18, 2000, a total of 174,855 shares (1.6%) of the Company's Class A Common Stock and 7,149,291 shares (99.9%) of the Company's Class B Common Stock. Excluding the shares owned by Mrs. Bowles and Mr. Close described on page 13, the Close family and related entities' ownership of Class A and Class B Common Stock is as follows:

                                          CLASS A        CLASS B      PERCENTAGE
NAME(1)                                 COMMON STOCK   COMMON STOCK   OF CLASS B
-------                                 ------------   ------------   ----------
Close family trusts...................                  5,020,158(2)     70.2
The Springs Company...................                  1,401,930(3)     19.6
Kanawha Insurance Company.............                    175,000(4)      2.4
Close Foundation(5)...................     3,392

---------------

(1) The address for the named parties is P.O. Drawer 460, Lancaster, South Carolina 29721.

(2) These shares are held in different trusts by Mrs. Anne Springs Close, and by certain children of Mrs. Close, as trustees for the children of Mrs. Close. While Mrs. Close, Mrs. Bowles, and Mr. Close each disclaim beneficial ownership of these shares, they have shared voting and dispositive power with respect to 4,115,156, 2,655,610, and 1,849,743 of these shares, respectively.

(3) In addition to these shares, The Springs Company holds 343,298 shares (4.8%) of the Class B shares and 78,763 shares (.7%) of the Class A shares as the trustee of management trusts for certain members of the Close Family. All outstanding shares of The Springs Company are owned by trusts for the benefit of certain members of the Close Family. Mrs. Close and Mr. Close are directors of The Springs Company.

(4) All outstanding shares of Kanawha Insurance Company are owned by trusts for the benefit of certain members of the Close family.

(5) The Close Foundation is a nonprofit foundation established by the Close family. Mrs. Close, Mr. Close, and Mrs. Bowles have shared voting and dispositive power with respect to these shares.

TRANSACTIONS WITH CERTAIN PERSONS

     For many years the Company has transacted business with certain companies that are controlled by members of the Close Family. Mrs. Bowles and Mr. Close are affiliated with these companies. The amounts paid or received by the Company for these transactions are set forth below.

     The Company paid The Springs Company and certain of its affiliates $46,799 for rent, reimbursement of property taxes on the Founder's House, railroad track maintenance, and miscellaneous goods and services in 1999.

     Kanawha Insurance Company writes certain group insurance policies for the Company and provides administrative services under certain of the Company's self-funded medical benefit programs. Premiums paid to Kanawha for the group policies totaled approximately $2.4 million in 1999. The Company also paid Kanawha approximately $2.1 million in 1999 for administrative services under certain of the Company's medical benefit programs.

     Payments by the Company to Sandlapper Fabrics, Inc. for printed fabric and printing services totaled $297,214 in 1999. Mr. Close is president and chief executive officer of Sandlapper Fabrics, Inc.

     The Company believes that the services, property, and facilities described in the foregoing paragraphs, which have been reviewed by the Audit Committee, have been obtained by it on terms as favorable as those available from unaffiliated parties.

     Charges by the Company for services in 1999 to The Springs Company and its affiliates were approximately $38,350. These services consisted primarily of administrative, maintenance, and courier services.

     The Company, as a service to its employees and pursuant to individual authorization, provides at no charge a payroll deduction program for payment of premiums on individual insurance policies purchased directly from Kanawha Insurance Company.

     In 1987 the Company entered into a 50-year agreement with Springland, Inc., a wholly-owned subsidiary of The Springs Company, to lease the Founder's House in Fort Mill, South Carolina, which is listed in the National Register of Historic Structures. The Company uses the Founder's House to provide quarters for visiting directors, associates, and guests of the Company. The Founder's House is also used for meetings by the Company.

     The Company is obligated to pay rent of $1 per year under the lease and to pay for all utilities, insurance, maintenance, and taxes on the Founder's House. Springland has the right to terminate the lease upon six months' notice after the year 2019. If Springland elects to terminate the lease, it must pay the Company the unamortized book value of improvements made by the Company computed on a straight line amortization basis over a forty-year useful life.

OTHER TRANSACTIONS

     In addition to the transactions described in the preceding section, the Company and its subsidiaries purchase products and services from and/or sell products to companies of which certain other of the Directors of the Company are executive officers or directors or otherwise affiliated. Springs does not consider the amounts involved in such transactions material. Such purchases from and sales to each company were conduced on an arm's-length basis and were in the ordinary course of business. Some of such transactions are continuing, and it is anticipated that similar transactions will continue in the future.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a)of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and any beneficial owner of more than ten percent of any class of the Company's shares to file reports relating to their ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on information provided to the Company and a review of such reports submitted to the Company, the Company believes that all required reports were filed on a timely basis during 1999, except for a report of one transaction by Mr. C. M. Metzler, an executive officer, which he inadvertently failed to report on a timely basis and later reported in an amended filing.

OTHER MATTERS

     The minutes of the Annual Meeting of Shareholders held April 19, 1999, will be presented at the Meeting, but it is not intended that action taken under the proxy will constitute approval of matters referred to in such minutes.

     The Company's management is not aware of any other matters to be presented at the Meeting. If other matters should arise, however, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

ANNUAL REPORT AND FORM 10-K

     The Annual Report to Shareholders, including financial statements of the Company for the fiscal year ended January 1, 2000, is included with these proxy materials. The Annual Report is not a part of the proxy soliciting material.

     A copy of the Company's annual report on Form 10-K to the Securities and Exchange Commission may be obtained by shareholders without charge by writing:
Springs Industries, Inc., P. O. Box 70, Fort Mill, South Carolina 29716,
Attention: Secretary.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          C. POWERS DORSETT
                                          Senior Vice President-General Counsel
                                          & Secretary

March 22, 2000

                                                                       EXHIBIT A

                              PEER GROUP COMPANIES

Aeroquip-Vickers, Inc.
Alberto-Culver Company
Andrew Corporation
Asarco Incorporated
Ball Corporation
Battle Mountain Gold Company
Bethlehem Steel Corp.
Briggs & Stratton Corporation
Cabletron Systems
Case Corporation
Cooper Tire & Rubber Company
Cummins Engine
Cyprus Amax Minerals Co.
Data General Corporation
Eastern Enterprises
Fleetwood Enterprises, Inc.
Foster Wheeler Corporation
Fruit of the Loom, Inc.
W.R. Grace & Co.
The Great Atlantic & Pacific Tea
  Company, Inc.
Harnischefeger Industries, Inc.
Harrahs Entertainment, Inc.
Helmerich & Payne, Inc.
Ikon Office Solutions
Jostens, Inc.
Kaufman and Board Home
  Corporation
Longs Drug Stores Corporation
McDermott International, Inc.
Milacron, Inc.
Millipore Corp.
Moore Corp. Ltd.
Nacco Industries, Inc.
National Service Industries, Inc.
Oneok, Inc.
Oryx Energy Co.
Peoples Energy Corporation
Pep Boys-Manny, Moe & Jack
Perkinelmer, Inc.
Polaroid Corporation
Potlatch Corporation
Pulte Corporation
Reebok International Ltd.
Rowan Companies, Inc.
Russell Corporation
Shared Medical Systems
  Corporation
Tektronix, Inc.
Timken Company
Tupperware Corporation
Venator Group, Inc.
Worthington Industries, Inc.

 COMPANIES IN LAST YEAR'S PEER GROUP THAT ARE NOT INCLUDED IN THE CURRENT PEER
                                     GROUP

Armco, Inc.
Autodesk, Inc.
C.R. Bard, Inc.
Boise Cascade Corporation
Charming Shoppes, Inc.
Adolph Coors Company
EG&G, Inc.
John H. Harland Company
Homestake Mining
Inland Steel Industries, Inc.
Niagara Mohawk Power Corporation
Owens Corning
Safety-Kleen Corp.
Scientific-Atlanta, Inc.
Stone Container Corporation

                                      MAP


                       Directions to shareholders meeting

                            SPRINGS INDUSTRIES, INC.

                              CLASS A COMMON STOCK
1. ELECTION OF DIRECTORS.

  John F. Akers, Crandall C. Bowles, John L. Clendenin, Leroy S. Close, Charles
                           W. Coker, William G. Kelley,
    John H. McArthur, Aldo Papone, Robin B. Smith, Sherwood H. Smith, Jr., and
                                  Stewart Turley

   NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.


                  FOR  [ ]                               WITHHOLD  [ ]                         FOR ALL EXCEPT  [ ]

2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors.


                  FOR  [ ]                                AGAINST  [ ]                                ABSTAIN  [ ]

                                                              Mark box at right if comments or address change has been     [ ]
                                                              noted on the reverse side of this card.

                                         Please be sure to sign and date this
                                         Proxy.

                                         Date:
                                         ---------------------------------------

                                         ---------------------------------------
                                                  Shareholder sign here

                                         ---------------------------------------
                                                   Co-owner sign here

                                         Sign exactly as your name or names
                                         appear. When signing in a
                                         representative capacity, give title
                                         such as Trustee, Executor or President.

--------------------------------------------------------------------------------
DETACH CARD

                            SPRINGS INDUSTRIES, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Voting Instruction Card regarding our Annual Meeting of Shareholders. Your vote counts, and you are encouraged to exercise your right to vote your shares. Please mark the boxes on the card to indicate how your shares are to be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 8, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely yours,

/s/ Crandall Bowles

Chairman and Chief Executive Officer

CLASS A COMMON                                                    CLASS A COMMON
                            SPRINGS INDUSTRIES, INC.
                             205 NORTH WHITE STREET
                              FORT MILL, SC 29715

                      SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 8, 2000

The undersigned hereby appoints as Proxies Crandall C. Bowles and Charles W. Coker, with the power of substitution to each, and hereby authorizes each to represent and to vote all shares of Class A common stock of Springs Industries, Inc. (the "Company") held of record by the undersigned as of the close of business on March 17, 2000, at the Annual Meeting of Shareholders to be held on May 8, 2000, and any adjournments thereof, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND AT THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------
DO YOU HAVE ANY COMMENTS?

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

                            SPRINGS INDUSTRIES, INC.

                              CLASS B COMMON STOCK
1. ELECTION OF DIRECTORS.

  John F. Akers, Crandall C. Bowles, John L. Clendenin, Leroy S. Close, Charles
                           W. Coker, William G. Kelley,
    John H. McArthur, Aldo Papone, Robin B. Smith, Sherwood H. Smith, Jr., and
                                  Stewart Turley

   NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.


                  FOR  [ ]                               WITHHOLD  [ ]                         FOR ALL EXCEPT  [ ]

2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors.


                  FOR  [ ]                                AGAINST  [ ]                                ABSTAIN  [ ]

                                                              Mark box at right if comments or address change has been     [ ]
                                                              noted on the reverse side of this card.

                                         Please be sure to sign and date this
                                         Proxy.

                                         Date:
                                         ---------------------------------------

                                         ---------------------------------------
                                                  Shareholder sign here

                                         ---------------------------------------
                                                   Co-owner sign here

                                         Sign exactly as your name or names
                                         appear. When signing in a
                                         representative capacity, give title
                                         such as Trustee, Executor or President.

--------------------------------------------------------------------------------
DETACH CARD

                            SPRINGS INDUSTRIES, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot regarding our Annual Meeting of Shareholders. Your vote counts, and you are encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares are to be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 8, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely yours,

/s/ Crandall Bowles

Chairman and Chief Executive Officer

CLASS B COMMON                                                    CLASS B COMMON
                            SPRINGS INDUSTRIES, INC.
                             205 NORTH WHITE STREET
                              FORT MILL, SC 29715

                      SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 8, 2000

The undersigned hereby appoints as Proxies Crandall C. Bowles and Charles W. Coker, with the power of substitution to each, and hereby authorizes each to represent and to vote all shares of Class A common stock of Springs Industries, Inc. (the "Company") held of record by the undersigned as of the close of business on March 17, 2000, at the Annual Meeting of Shareholders to be held on May 8, 2000, and any adjournments thereof, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND AT THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------
DO YOU HAVE ANY COMMENTS?

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

                            SPRINGS INDUSTRIES, INC.

                    SPRINGS OF ACHIEVEMENT PARTNERSHIP PLAN
                              CLASS A COMMON STOCK
1. ELECTION OF DIRECTORS.

  John F. Akers, Crandall C. Bowles, John L. Clendenin, Leroy S. Close, Charles
                           W. Coker, William G. Kelley,
    John H. McArthur, Aldo Papone, Robin B. Smith, Sherwood H. Smith, Jr., and
                                  Stewart Turley

   NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.


                  FOR  [ ]                               WITHHOLD  [ ]                         FOR ALL EXCEPT  [ ]

2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors.


                  FOR  [ ]                                AGAINST  [ ]                                ABSTAIN  [ ]

                                                                      Mark box at right if comments or address change     [ ]
                                                                      has been noted on the reverse side of this card.

                                             Please be sure to sign and date
                                             this Proxy.

                                             Date:
                                             -----------------------------------


                                                             -----------------------------------------------------
                                                                             Shareholder sign here

--------------------------------------------------------------------------------
DETACH CARD

                            SPRINGS INDUSTRIES, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot regarding our Annual Meeting of Shareholders. Your vote counts, and you are encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card to indicate how your shares are to be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 8, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely yours,

/s/ Crandall Bowles

Chairman and Chief Executive Officer

SPRINGS OF ACHIEVEMENT                                    SPRINGS OF ACHIEVEMENT
PARTNERSHIP PLAN                                                PARTNERSHIP PLAN
CLASS A COMMON                                                    CLASS A COMMON
                            SPRINGS INDUSTRIES, INC.
                             205 NORTH WHITE STREET
                              FORT MILL, SC 29715
                      SOLICITED BY THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 8, 2000
The undersigned hereby directs Bankers Trust Company, or its proxy, to vote shares of Springs Class A common stock allocated to my account under the Springs of Achievement Partnership Plan as of the close of business on March 17, 2000, at the Annual Meeting of Shareholders to be held on May 8, 2000, and any adjournments thereof, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXY WILL VOTE FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND AT ITS DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------
DO YOU HAVE ANY COMMENTS?

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------